Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 10, 2021, relating to the consolidated financial statements of Neonode Inc. and subsidiaries appearing in the Annual Report on Form 10-K of Neonode Inc. for the year ended December 31, 2020.

We also consent to the references to us under the headings “Experts” in the prospectuses, which are part of such Registration Statement.

/s/ KMJ Corbin & Company LLP

KMJ Corbin & Company LLP

Irvine, California

May 10, 2021